UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2011

Westbridge Research Group
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation)	2-92261 (Commission File Number)	95-3769474 (IRS Employer Identification Number )

1260 Avenida Chelsea, Vista, CA  92081
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (760) 599-8855

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 2 pages.

Item 1.01       Entry Into A Material Definitive Agreement

Westbridge Research Group (the “Company”) entered into an employment agreement with Lawrence Parker, Ph.D. (“Dr. Parker”).  The employment agreement provides that Dr. Parker is to continue to serve as the Vice President and Director of Research and Development of the Company for a term commencing May 1, 2011 and ending November 30, 2014.

Dr. Parker’s base salary will be $100,000 per year with annual reviews which may result in an increase or decrease of the base salary, but any decrease cannot be for more than ten percent of the prior year’s base salary without the written agreement of Dr. Parker.  Dr. Parker will also be entitled to a bonus paid out annually based on the financial performance of the Company and other factors determined by the Company’s President at the President’s sole discretion.  Although not under this employment agreement, but under a similar bonus plan, Dr. Parker received in 2010 a bonus of $15,000.  Dr. Parker was not granted stock options in connection with this employment agreement, however in 2010 he received an option to purchase up to 10,000 shares of the Company's common stock under the Company’s Stock Option Plan at $0.81 per share.  Dr. Parker will receive commissions with rates and terms to be reviewed and approved annually by the Company’s President.  During fiscal 2010, Dr. Parker earned approximately $19,000 in commission income.

Dr. Parker may terminate the employment agreement at any time by giving the Company 120 days written notice.  The employment agreement will also terminate upon the death or complete disability of Dr. Parker, although his salary would continue for six months thereafter.  The Company may terminate Dr. Parker’s employment agreement “for cause” as defined in the employment agreement, in which case there will be no severance or continuation pay.

The employment agreement also provides that Dr. Parker will receive such insurance coverage, pension plans and vacation time as is available under the Company’s policies.  In the event of termination of the employment agreement, Dr. Parker has the right to assume the key-person insurance policy that the Company has in place covering his life.

The foregoing description of Dr. Parker’s employment agreement is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d)  Exhibits.

Exhibit 10.1          Employment Agreement of Lawrence Parker, dated May 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTBRIDGE RESEARCH GROUP

Date: April 29, 2011	By: /s/ Christine Koenemann
Christine Koenemann, President